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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      ASSOCIATES FIRST CAPITAL CORPORATION

             (Exact name of registrant as specified in its charter)

                DELAWARE                                 06-0876639
(State of incorporation or organization) (I.R.S. Employer Identification Number)

        250 E. CARPENTER FREEWAY                         75062-2729
              IRVING, TEXAS                              (zip code)
 (Address of principal executive office)


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
 If this Form relates to the registration of a class of       If this Form relates to the registration of a class of
 debt securities and is effective upon filing pursuant to     debt securities and is to become effective simultaneously
 General instruction A(c)(1) please check the following       with the effectiveness of a concurrent registration
 box. [ ]                                                     statement under the Securities Act of 1933 pursuant to
                                                              General Instruction A(c)(2) please check the following
                                                              box. [ ]
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


         TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON
         TO BE SO REGISTERED                WHICH EACH CLASS IS TO BE REGISTERED
         -------------------                ------------------------------------

Class A Common Stock ($.01 par value)              New York Stock Exchange


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:



                          None.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Information concerning the Class A Common Stock is contained in the registrant's Registration Statement on Form S-1 (Registration No. 333-817) filed by the registrant pursuant to the Securities Act of 1933, as amended, on February 9, 1996 under the caption "Description of Capital Stock--Common Stock". That description is incorporated herein by reference.

ITEM 2.  EXHIBITS.(1)

The following exhibits are to be filed with the New York Stock Exchange, Inc. only:
        (1) Form 10-K of the registrant, for the year ended December 31, 1994.
        (2)(a) Form 10-Q of the registrant, for the quarter ended March 31, 1995.
        (2)(b) Form 10-Q of the registrant, for the quarter ended June 30, 1995.
        (2)(c) Form 10-Q of the registrant, for the quarter ended September 30, 1995.
        (2)(d)  Form 8-K of the registrant, dated August 24, 1995.
        (2)(e)  Form 8-K of the registrant, dated October 12, 1995.
        (2)(f)  Form 8-K of the registrant, dated February 9, 1996.
        (3)(a)  Restated Certificate of Incorporation of the registrant.
        (3)(b)  By-laws of the registrant.
        (4) Specimen Certificate for the registrant's Class A Common Stock, par value $.01 per share.


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(1)  In compliance with Form 8-A, Instructions as to Exhibits, Instruction II, these Exhibits will be filed with the New York Stock Exchange, Inc. but not with the Securities and Exchange Commission.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        ASSOCIATES FIRST CAPITAL CORPORATION


Date: February 26, 1996                 By: /s/ CHESTER D. LONGNECKER
                                           -----------------------------------
                                             Name: Chester D. Longnecker
                                             Title: Executive Vice President &
                                                    General Counsel